Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, with respect to the consolidated financial statements of Otonomo Technologies Ltd., included in amendment No. 2 to the Registration Statement on Form S-4 (No. 333-271937) and to the reference to our firm under the heading ‘Experts’ in the prospectus.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

July 10, 2023